Exhibit 16

January 21, 2003

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir /Madam:

We have read the statements about our firm included under Item 4 in the Form 8-K dated January 21, 2003 of American Enterprise Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained in(a)(ii), (a)(iv), (a)(v) and (a)(vi).

Very truly yours,

/s/ Grant Thornton LLP

cc:John Stanton, Chief Executive Officer
      American Enterprise Corporation